Exhibit 99.1
Dream Finders Homes Submits Revised and Increased All-Cash Proposal to Acquire Beazer Homes for
$32.00 Per Share
Represents immediate cash premium of approximately 70% over Beazer’s undisturbed share price on May 8, 2026; represents nearly 24% increase to prior public proposal
Follows repeated attempts by Dream Finders to engage in good faith and multiple increased offers submitted to Beazer’s Board
Dream Finders urges Beazer shareholders to encourage the Board to withdraw unreasonable preconditions and engage constructively to pursue this compelling proposal
Investor presentation available at announcement.dreamfindershomes.com
JACKSONVILLE, Fla.— (July 8, 2026) —Dream Finders Homes, Inc. (the “Company”, “Dream Finders”) (NYSE: DFH), announced today that it has submitted a revised proposal to the board of directors of Beazer Homes USA, Inc. (“Beazer”) to acquire all outstanding shares of Beazer in an all-cash transaction for $32.00 per share, a nearly 24% increase to its prior proposal dated May 5, 2026, made public May 11, 2026.
This new proposal represents a premium of approximately 70% to Beazer’s undisturbed share price of $18.77 on May 8, 2026,1 and a premium of approximately 56% to Beazer’s undisturbed 30-day VWAP of $20.48 as of the same date.2
As outlined in the correspondence below, this proposal is Dream Finders’ latest attempt to engage constructively with Beazer’s management and Board (the “Beazer Board”). Prior to this most recent proposal, on June 22, 2026, Dream Finders submitted a revised all-cash offer to acquire Beazer for $29.25 per share (the “June 22 Proposal”). Following feedback from Beazer advisors, on June 30, 2026, Dream Finders submitted to the Beazer Board its revised proposal for $32.00 per share in cash (the “June 30 Proposal”).
Beazer has now introduced new roadblocks by demanding onerous preconditions to commencing due diligence with Dream Finders. For example, Beazer has insisted that Dream Finders enter into a non-disclosure agreement with a 12-month standstill period (the “standstill period”). Dream Finders believes this is an attempt by Beazer to further delay engagement and impede the potential transaction. Dream Finders is making its latest proposal public following Beazer’s continued resistance to engaging constructively with Dream Finders and to offer Beazer shareholders the opportunity they deserve to evaluate this compelling proposal for themselves.
Patrick Zalupski, Dream Finders’ Chairman and CEO, said, “Beazer’s actions do not appear to be focused on pursuing a path that can maximize value for shareholders. While we would have preferred to continue our discussions privately, Beazer’s proposed non-disclosure agreement and related restrictions go well beyond what is necessary to protect confidential information. Taken together with Beazer’s past unwillingness to engage, these provisions raise questions about whether the Board is prepared to pursue a transaction that we believe would be in the best interest of Beazer shareholders.”
1 Source: Bloomberg; market data as of May 8, 2026. Undisturbed price of $18.77, as of May 8, 2026.
2 30-trading days VWAP of $20.48, as of May 8, 2026.

Zalupski continued, “As we’ve previously outlined, Beazer has persistently underperformed relative to peers, being the only public homebuilder reporting consecutive quarters of operating losses. Management’s strategy has not delivered for shareholders and we believe it is not suited to the current market environment. Dream Finders remains committed to pursuing this transaction and is prepared to accelerate other measures to achieve shareholders’ desired outcome.”
In a new investor presentation accompanying today’s announcement, Dream Finders outlined the financial merits of the revised proposal and reaffirmed its commitment to a successful transaction:
•Compelling premium and value: The $32.00 per share, all-cash offer delivers highly compelling and certain value to Beazer’s shareholders.
•Transaction confidence: Dream Finders does not currently anticipate any regulatory or other concerns that would prevent closing the proposed transaction.
•Financing: Dream Finders has received letters from financial institutions confirming that they are highly confident the financing can be arranged in the capital markets.
•Expedited timeline: Dreams Finders is fully committed to completing the transaction and is ready to begin limited due diligence on an expedited basis and concurrently negotiate definitive acquisition agreements.
For more information, visit announcement.dreamfindershomes.com.
Advisors
Goldman Sachs & Co. LLC, BofA Securities, Zelman Partners and Vestra Advisors are acting as financial advisors to Dream Finders, Foley & Lardner is acting as legal counsel and Edelman Smithfield is acting as strategic communications advisor.
Financing
Kennedy Lewis has provided Dream Finders with a highly confident letter in connection with land bank financing related to the proposed transaction. Dream Finders has also obtained letters from Goldman Sachs & Co. LLC and BofA Securities stating that they are highly confident that financing for the transaction can be arranged in the capital markets.

Dream Finders sent the following letter on June 30, 2026, to Allan P. Merrill, Chairman, President and CEO of Beazer:
Dear Mr. Merrill:
I am writing to follow up on our letter dated June 22, 2026 that delivered our proposal to acquire 100% of Beazer Homes USA, Inc. (“BZH”) for $29.25 per share (the “June 22 Proposal”) in an all-cash transaction (the “Transaction”). Since the June 22 Proposal, we have received additional feedback from your advisors on a path to engaging constructively on a potential Transaction, which is reflected in this update to our June 22 Proposal.
Based on the feedback received, we are pleased to submit a revised proposal to acquire 100% of BZH for $32.00 per share in an all-cash transaction (the “June 30 Proposal”). This proposal offers a significant increase to our June 22 Proposal and a 70.5% premium to BZH’s undisturbed shared price of $18.77 as of May 8, 2026.
The June 30 Proposal is conditioned on the satisfactory completion of due diligence customary for a transaction of this nature, including, but not limited to, meetings with senior management; business and commercial diligence, including assessment of potential synergies and business plan by market; financial diligence, including detailed analysis of current inventory (land, land under development, lot deposits, and model homes); capital structure review, including analysis of existing debt instruments and leases; legal diligence, including review of legal entity org charts, material contracts, existing and potential litigations, and ongoing obligations of BZH’s not-for-profit arm; tax analysis, including validation of deferred tax assets; information systems review; analysis of HR and employee-related matters, including review of full corporate census and org charts; and other matters prior to the execution of a definitive agreement. We are prepared to conduct our due diligence expeditiously and will dedicate the resources to move quickly toward execution of a definitive agreement and announcement of the Transaction.
The June 30 Proposal has the full support of our Board of Directors. It remains subject to customary conditions, including completion of confirmatory due diligence, final Board approval, and negotiation of mutually acceptable definitive transaction documents with customary terms and conditions for a transaction of this type.
We welcome the opportunity to engage constructively and collaboratively through bilateral discussions, and we are prepared to move expeditiously to reach an agreement privately. We kindly ask that you respond to this letter by Thursday, July 2, 2026 at 5pm Eastern.
Thank you for your consideration.
Very truly yours,
Patrick O. Zalupski
CEO and Chairman of the Board

Dream Finders sent the following letter on June 22, 2026, to Allan P. Merrill, Chairman, President and CEO of Beazer:
Dear Mr. Merrill:
I am writing to follow up on your press release from May 11, 2026, in which you rejected our proposal to acquire 100% of Beazer Homes USA, Inc. (“BZH”) for $25.75 per share (the “Prior Proposal”) in an all-cash transaction (the “Transaction”). Since we put forward our Prior Proposal, we have engaged meaningfully and constructively with a significant number of your shareholders, while advancing our analysis of BZH and engaging with our own shareholders. We have been highly encouraged by the feedback the shareholders of both companies have provided, which underscores broad recognition that a combination of our two companies has the potential to deliver compelling value for all stakeholders. We have also been in discussions with other interested parties on mutually beneficial arrangements that facilitate and enhance the financing and execution of the Transaction.
In light of the shareholder support we have received and our continued conviction in the strategic and financial merits of a transaction, we are pleased to submit a revised proposal of $29.25 per share in cash (the “Revised Proposal”), which sits at the high end of our valuation range, based on the outside-in information we currently have.
This Revised Proposal delivers a 13.6% increase to our Prior Proposal and a 55.8% premium to BZH’s undisturbed share price of $18.77 on May 8, 2026. We are confident that our Revised Proposal is highly compelling, offers significant and certain value to, and would be embraced by your shareholders. The terms of our Revised Proposal are follows:
1.Holders of BZH common stock will receive an aggregate consideration of $29.25 per share in cash, which represents a premium of 55.8% to BZH’s undisturbed share price of $18.77 on May 8, 2026, and a premium of 42.1% to BZH’s undisturbed 30-day VWAP of $20.58 as of the same date. We believe our Revised Proposal maximizes transaction value and certainty for BZH’s shareholders.
2.We expect to finance the Transaction with committed financing from Kennedy Lewis (“KL”), Goldman Sachs and Bank of America. Please find enclosed highly confident letters from KL (Exhibit A), Goldman Sachs (Exhibit B) and Bank of America (Exhibit C).
3.We are prepared to complete our due diligence expeditiously and will dedicate the resources required to move quickly toward execution of a definitive agreement and announcement of the Transaction. To that end, we have retained Goldman Sachs, Bank of America, Zelman & Associates and Vestra Advisors as financial advisors; Paul, Weiss, Rifkind, Wharton & Garrison LLP and Foley & Lardner LLP as legal counsel; and Kennedy Lewis as our land-banking advisor in connection with the Transaction. We are confident in our ability to obtain any regulatory and other approvals required to consummate the Transaction.
4.The Dream Finders Homes Inc. (“DFH”) Board of Directors supports this Revised Proposal. This non-binding Revised Proposal remains subject to customary conditions, including completion of confirmatory due diligence, final Board approval, and negotiation of mutually acceptable definitive transaction documents. We expect the definitive agreement to contain customary terms and conditions for a transaction of this type.
5.Our Revised Proposal is submitted on the understanding that its contents will be kept confidential, subject to applicable securities laws, and that no binding obligations will arise unless and until the parties execute a definitive agreement.
We propose that BZH and DFH enter into a 30-day exclusivity agreement to allow DFH to complete its due diligence and negotiate definitive agreements. We welcome the opportunity to engage constructively and collaboratively through bilateral discussions and to reach an agreement privately. We believe that engagement at the price in our Revised Proposal is in the best interests of BZH shareholders, and we are prepared to move expeditiously to advance a transaction.
In the absence of meaningful and constructive engagement, we intend to take our Revised Proposal back to shareholders and accelerate other measures to achieve shareholders’ desired outcome. We kindly ask that you respond to this letter by Monday, June 29, 2026 at 5pm Eastern.
Thank you for your consideration.
Very truly yours,
Patrick O. Zalupski
CEO and Chairman of the Board

About Dream Finders Homes
Dream Finders Homes (NYSE: DFH), headquartered in Jacksonville, Florida, was recognized as the 2025 National Builder of the Year by Builder magazine. Dream Finders Homes builds single-family homes throughout the Southeast, Mid-Atlantic and Midwest, including Florida, Texas, Tennessee, North Carolina, South Carolina, Georgia, Colorado, Arizona, and the Washington, D.C. metropolitan area, which comprises Washington D.C., Northern Virginia and Maryland. As the Official Home Builder of the PGA TOUR, the Jacksonville Jaguars and the Tampa Bay Rays, Dream Finders Homes is deeply committed to excellence beyond homebuilding and into the communities it serves. Through its wholly owned subsidiaries, DFH also provides mortgage financing as well as title agency and underwriting services to homebuyers. Dream Finders Homes achieves its growth and returns by maintaining an asset-light homebuilding model. For more information, please visit www.dreamfindershomes.com.
Forward-Looking Statements
This communication, and other written or oral statements made from time to time by management contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should”, “propose”, “projecting”, “driving”, “confidence” and similar expressions, including statements regarding the proposed transaction, benefits and synergies of the proposed transaction and future opportunities for the combined company, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to the ultimate outcome of any possible transaction between Dream Finders Homes and Beazer, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any definitive agreement will be materially different from those described herein; uncertainties as to whether Beazer will cooperate with Dream Finders regarding the proposed transaction; Dream Finders Homes’ ability to consummate the proposed transaction with Beazer; the conditions to the completion of the proposed transaction, including the receipt of any required shareholder approvals and any required regulatory approvals; Dream Finders Homes’ ability to finance the proposed transaction with Beazer; the possibility that Dream Finders may be unable to achieve expected synergies within the expected time-frames or at all and to successfully integrate Beazer’s operations, the retention of certain key employees may be difficult; and general economic conditions that are less favorable than expected. All forward-looking statements are based on Dream Finders Homes’ beliefs as well as assumptions made by and information currently available to Dream Finders Homes. These statements reflect Dream Finders Homes’ current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in Dream Finders Homes’ Annual Report on Form 10-K for the year ended December 31, 2025 and other filings with the U.S. Securities and Exchange Commission. Dream Finders Homes undertakes no obligation to update or revise any forward-looking statement, except as may be required by applicable law.
Additional Information
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal that Dream Finders Homes’ has made for a business combination transaction. In furtherance of this proposal and subject to future developments, Dream Finders Homes (and, if applicable, Beazer) may file one or more registration statements, proxy statements, tender offer statements or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, registration statement, tender offer statement, prospectus or other document Dream Finders and/or Beazer may file with the SEC in connection with the proposed transaction.
Contacts:
Investor Contacts:
Jonathan Salzberger / Scott Winter Innisfree M&A Incorporated
+1 (212) 750-5833
Media Contact:
DFH@edelmansmithfield.com